5-18-2007
Banc of America Investment Services, Inc.
40 West 57th Street, 31st Floor
New York, NY 10019
Attention: Michael R. Smith

Re: W. Edward Scheetz Rule 10b5-1 Plan (Morgans Hotel Group Co.)

Ladies and Gentlemen:

     This agreement is intended to create a plan for the periodic purchase of common stock of Morgans Hotel Group Co. (the “Company”) pursuant to Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If this letter is signed by more than one person or entity other than Banc of America Investment Services, Inc. (“BAI” or “you”), “you”, “I”, “me” or “my” as used herein shall mean each signatory.

1.     Commencing on June 18, 2007, you are to use your reasonable efforts to purchase on my behalf as a “limit, not held” order the number of shares of Company stock specified in Schedule I attached hereto on a monthly basis (the “Share Amount”), provided the purchase price per share is less than, or equal to, the maximum amount, if any, specified in Schedule I. The maximum aggregate number of shares to be purchased under this agreement shall be 100,000 shares (the “Maximum Share Amount”). When the conditions for purchase set forth in this agreement have been met, you are not required to execute purchases immediately and may use your discretion to work the purchase of shares on each trading day as a “not held” order, using your brokerage judgment as to the timing, price and amount of purchases, subject to the limits set forth in this agreement. If in your judgment market conditions will not permit the purchase of the Share Amount in any month, or if that amount would exceed any of the limits set forth in this agreement, you shall purchase such lesser amount, if any, you deem practicable. Any portion of the Share Amount not purchased will be carried forward until the first subsequent month on which you determine that all or part of the un-purchased portion can be purchased under the then prevailing market conditions and subject to those limits, until all of the un-purchased portion has been purchased.

       The Share Amount, the Maximum Share Amount and the maximum prices set forth in Schedule I shall be adjusted proportionally to reflect any stock split, stock dividend or other reorganization, reclassification or recapitalization of the capital stock of the Company. Any price limits stated in this agreement shall be applied before giving effect to any commissions, transaction fees or other charges or any taxes or other amounts withheld.

2.     This agreement shall terminate on the earliest of: (a) June 30, 2008; (b) the date you receive notice of my death; (c) the purchase of the Maximum Share Amount under

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this agreement; (d) the date I notify you in writing of the public announcement of (i) a tender or exchange offer for shares of Company common stock by the Company or any other person or (ii) a merger, acquisition, recapitalization or comparable transaction as a result of which Company common stock is to be exchanged or converted into shares of another company; (e) the date on which you receive written notice of the commencement of any proceeding in respect of or triggered by my bankruptcy or insolvency; or (f) the date on which either party to this agreement delivers to the other party written notice of termination.

3.     Notwithstanding paragraph 1, you will not be required to purchase any shares of Company common stock pursuant to this agreement if:

(a)	the Company has notified you in writing that purchases of Company common stock would not be permitted for a specified period of time in connection with a transaction involving the Company or any of its affiliates;

(b)	the Company or I have notified you in writing that purchases of Company common stock would not be permitted in connection with a legal prohibition applicable to (i) the Company or its affiliates, or (ii) me or my affiliates;

(c)	trading of the Company’s common stock is suspended for any reason; or

(d)	you determine, in your sole discretion, that purchases of shares of Company common stock would not be permitted in connection with a legal prohibition applicable to (i) the Company or its affiliates, (ii) me or my affiliates, or (iii) you or your affiliates.

You shall resume purchases of shares of Company common stock in accordance with the terms of the agreement as promptly as practicable after (i) (in the case of clauses (a) or (b)) you receive notice in writing from the Company that you may resume such purchases, or (ii) (in the case of clauses (c) or (d)) you determine, in your sole discretion, that you may resume such sales.

4.     Subject to the limits in this agreement, you shall have full discretion with respect to the execution of all purchases, and you will not be subject to any control or influence by me with respect thereto. In acting under this agreement, you will be acting in the capacity of an independent contractor or my broker and not as my trustee or fiduciary. During the term of this agreement, I agree not to disclose any material nonpublic information about the Company to your officers and employees who are involved with my account and with making the purchases under this agreement.

5.     For all purchases under this agreement you will be entitled to your ordinary and customary brokerage commissions, transaction fees and similar charges, unless we have otherwise agreed in writing. The costs and expenses of the purchases will be debited from my account with you, and, unless specifically provided to the contrary herein, all

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purchases under this agreement will be subject to the terms and conditions of my customer agreement with you.

6.     You agree to provide me and the Company with reports of all purchases made pursuant to this agreement, within one day of the execution of any purchases under this agreement. In addition, you are authorized to provide the Company with a copy of all confirmations that are sent to me regarding transactions executed pursuant to this agreement. Such reports and confirmations may be in the form of electronic mail, facsimile or other written correspondence. The reports and confirmations sent to the Company are to be sent to the attention of: David Smail, Chief Legal Officer (telephone number: (212) 277-4143; email: david.smail@morganshotelgroup.com) or such other person as the Company may direct in writing from time to time. Reports and confirmations that are sent in the form of electronic mail shall be deemed received at the time at they are sent, provided that they are sent to the email addresses as set forth in this agreement.

7.     Your only responsibilities under this agreement are to make the purchases and provide the information prescribed herein. You have no obligation with respect to whether this agreement meets the provisions of Rule 10b5-1, and I hereby indemnify and hold harmless you, your officers and employees and any person who controls you within the meaning of the Exchange Act (each, an “Indemnified Person”) from and against any losses, claims, damages, expenses and liabilities to which any Indemnified Person may become liable except for your gross negligence and willful misconduct arising out of or relating to (a) this agreement, (b) any assertion that this agreement does not satisfy Rule 10b5-1 or that any of the purchases made pursuant to this agreement constitute violations by me of Rule 10b-5, Rule 14e-3 of the Exchange Act, Regulation M, or any other federal, state or foreign securities laws or regulations, including those prohibiting trading while aware of material nonpublic information, or (c) any related regulatory investigation. This paragraph shall survive any termination of this agreement.

8.     In connection with your acceptance of this agreement, I represent that:

(a)	I am not presently aware of any material nonpublic information about the Company or its securities;

(b)	I am entering into this agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other provision of any federal, state or foreign securities laws or regulations;

(c)	To my knowledge, the Company’s equity securities are not currently subject to a pension fund blackout period, and
I am not presently aware of the actual or approximate beginning or ending dates of any pension fund blackout period regarding such securities;

(d)	To my knowledge, other than the agreements dated December 12, 2006, and December 19, 2006 between the
Company and Morgan Stanley & Co. Incorporated, the Company does not have a program in place to purchase any Company

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securities pursuant to Rule 10b-18 of the Exchange Act, and I have no arrangement or understanding with the Company regarding the purchase of Company securities;

(e) Neither I, nor to my knowledge, the Company, is involved in a “distribution,” as that term is used in Regulation M;

(f) With respect to all purchases under this agreement, I have full responsibility for, and you shall have no obligations with respect to, compliance with (i) any reporting requirements under Sections 13 or 16 of the Exchange Act, (ii) the short- swing profit recovery provisions under Section 16 of the
Exchange Act, and (iii) any federal, state or foreign securities laws or regulations concerning trading while aware of material nonpublic information;

(g) I am aware that by granting you discretion to work the purchases of the shares as “not held” orders, (i) you may trade at the same price or a better price than that prescribed for purchases pursuant to this agreement and (ii) it is possible that shares might not be purchased notwithstanding the satisfaction of all the conditions set forth in this agreement for their purchase;

(h) I am aware that in order for this agreement to constitute a plan pursuant to Rule 10b5-1(c), I must not alter or deviate from the terms of this agreement (whether by changing the amount, price, or timing of any purchase or sale hereunder) or enter into or alter a corresponding or hedging and transaction with respect to the Company common stock to be purchased under this agreement or any securities convertible into or exchangeable for such common stock;
and

(i) I have been advised by Banc of America Investment Services to consult separate counsel concerning this plan but have declined to do so. I understand the provisions of this agreement and their consequences. I am not relying on you for any legal advice.

9.     Except as otherwise provided herein, any notice required or permitted by this agreement will be deemed sufficient if in writing and if actually delivered or sent return receipt requested), recognized by certified mail (postage prepaid and courier service or facsimile (with confirmation receipt) addressed:

(a) If to me, to:
W. Edward Scheetz
E-mail: ed.scheetz@morganshotelgroup.com

(b) If to you, to:
Banc of America Investment Services, Inc.
40 West 57th Street, 31st Floor
New York, NY 10019

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Attention: Michael R. Smith
Fax: (415) 835-2680

With a copy to:

Bank of America Private Bank
Banc of America Investment Services, Inc.
590 Madison Avenue, 33rd Floor
New York, NY 10022
Attention: Michael C. Brown
Fax: (415) 835-2680

10.     Attached hereto as Exhibit A is the Company’s Policy Statement on Insider Trading Compliance for Directors, Executive Officers and Senior Management confirming (i) that this agreement and the purchases contemplated herein do not violate the Company’s insider trading policies.

11.     This agreement will be binding upon, and inure to the benefit of, me and my heirs, devisees, legal representatives and permitted assigns and you and your successors and permitted assigns. Neither you nor I may assign this agreement without the written consent of the other, and any attempted assignment without consent shall be void; provided, however, that notwithstanding anything herein to the contrary, you may assign this agreement to an affiliate without obtaining prior consent, written or otherwise. Upon not less than 10 days prior written request, you will assign this agreement, without representation or warranty, to another brokerage firm designated by me in the request, and I agree that after the effective time specified in the assignment the assignee brokerage firm shall be solely responsible for your obligations under this agreement that would otherwise have arisen after that time. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.     You and I acknowledge and agree that this agreement is a “securities contract” as such term is defined in Section 741(7) of Title 11 of the United States Code (or any successor section), entitled to all of the protections given such contracts under that Title.

13.     You acknowledge and agree that purchases of shares of Company common stock made pursuant to this agreement may be routed to and executed by Banc of America Securities LLC, an affiliate of BAI, which will receive compensation for any such services.

14.     This agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws). This agreement represents the entire agreement and understanding between us concerning the matters set forth herein and supersedes all prior statements and agreements with respect thereto. It may be amended or modified only by a writing signed by both you and me at a time when neither I nor your officers or employees who are involved with the amendment or modification are aware of any material nonpublic information about the Company or

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its securities. No amendment or modification may take effect earlier than thirty days after the date of such amendment or modification.

[Signatures appear on following page]

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             Please confirm that the foregoing is in accordance with your understanding by signing the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

__________________________________
W. Edward Scheetz

Agreed as of the date first set forth above:

Family Wealth Advisor
Bank of America Private Bank
Banc of America Investment Services, Inc

By: /s/ Michael C. Brown
Name: Michael C. Brown__
Title: Managing Director, Senior Wealth Advisor

Acknowledged:
BANC OF AMERICA INVESTMENT SERVICES, INC.

By: /s/ Michael R. Smith
Name: Michael R. Smith__
Title: AVP, Restricted Stock Services

7

SCHEDULE I

The intent of this agreement is to periodically acquire shares of Morgans Hotel Group Co. Inc., symbol (MHGC) in the manner described below. The purchase of shares is to be initiated on the 15th of each month during the life of this agreement, or if that date is not a trading day, on the immediately following trading day.

The quantity of stock to be purchased during the given month will be determined by using the closing price of (MHGC) as reported by Reuters on the previous trading day. For any portion of stock that was unable to be purchased during a month, the balance of the previous order will remain in effect and be carried forward to the following month.

Purchase Date	Number of Shares to be	Price Per Share
	Purchased

Purchases are to commence	10,000	Between $19.01 and $21.99
on the 15th of the month

Purchases are to commence	5,000	Between $22.00 and $24.99
on the 15th of the month

Purchases are to commence	2,000	Between $25.00 up to $27.99
on the 15th of the month

No purchases are to occur	0	$28.00 or above

(1) No purchases are to occur at a price per share below $19.01 or above $27.99

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Exhibit A

MORGANS HOTEL GROUP CO.

Policy Statement on Insider Trading Compliance For Directors, Executive Officers and
Senior Management

This policy statement sets forth policies and procedures established by Morgans Hotel Group Co. (the “Company”) to assist its directors, executive officers and other members of senior management (the “Covered Persons”) in complying with certain trading and disclosure requirements imposed by the federal securities laws. Because this area of the law is extremely complex, it is not possible within the confines of this policy statement to cover all of aspects. Instead, this policy statement describes the policies and procedures adopted by Company in an effort to minimize any possibility of missteps by the Covered Persons. Annex A attached hereto recites the most important features of the federal securities law regulating the trading activities of Covered Persons, and provides additional information which intended to supplement this policy statement. It is important that you read this policy statement, including Annex A attached hereto, carefully in its entirety and that you adhere strictly to the policies and procedures outlined in it. In the event you have questions regarding this policy statement, please contact David Smail, the Company’s Executive Vice President and Chief Legal Officer (the “Compliance Officer”).

COMPLIANCE PROGRAM

In order to facilitate compliance by the Covered Persons with applicable federal securities requirements, the Company requests that all such persons follow the policies and procedures set forth below in this policy statement.

A.     Preclearance

Covered Persons should contact the Company’s Compliance Officer before they, and in the case of executive officers and directors, any Household Member (as defined below) or entity whose securities are attributable to them1, engage in any proposed transaction involving securities of the Company. This will enable the Company to (i) determine whether there are any securities restrictions or filing requirements that might apply, (ii) assist the person in complying with such restrictions or requirements, and (iii) update the Company’s records for purposes satisfying federal securities law disclosure requirements relating to insider transactions holdings. For purposes of this policy statement, securities of the Company include both debt securities, which may include notes and other related instruments, and equity securities, which not only include the Company’s common stock and any series of preferred stock of Company, but also related “derivative securities” (i.e., securities that are exercisable or exchangeable for, or convertible into, equity securities of the Company, or which derive their value from a Company equity security, such as exchange-traded put and call options). For purposes of this policy statement, “Household Member” includes all the following persons who share the director’s or executive officer’s household: a spouse, children (including adopted children, stepchildren and children away at college), and other members of the person’s

     1 Securities held by a trust, partnership, corporation or other investment entity in which a director executive officer has a pecuniary interest or investment control may be attributed to them.

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immediate family (such as grandchildren, parents, stepparents, grandparents, siblings and in-laws).

B.     Trading Restrictions

In accordance with the federal securities laws, Covered Persons (and for executive officers and directors, their Household Members and relevant entities) of the Company may not engage in any transaction involving securities of the Company while in possession of material nonpublic information or tip such information to others for trading purposes. To minimize the possibility of violations of the insider trading laws, Covered Persons (and for executive officers and directors, their Household Members and relevant entities) may, subject to compliance with the antifraud provisions described in Section I of Annex A attached hereto, engage in any transaction of securities of the Company only during the period each quarter beginning on the second business day following the release of quarterly financial data for the preceding quarter and ending on the 20th day of the last month of the quarter. The Company reserves the right to issue a “no trade” directive during any such “trading window.” Such a directive may be issued if there exists material nonpublic information that likely would cause trades by insiders to be viewed in hindsight by regulatory authorities as having been made in violation of the insider trading restrictions. (For a description of certain exceptions to the “trading window” policy, see Section C.1 below.)

C.     Trading of Securities of the Company

The Company has adopted the following policy concerning trading in securities of the Company: NO DIRECTOR, EXECUTIVE OFFICER, MEMBER OF SENIOR MANAGEMENT OR EMPLOYEE OF THE COMPANY SHOULD PURCHASE OR SELL ANY SECURITY OF THE COMPANY IF SUCH PERSON IS IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION. The following guidelines have been adopted for the purpose of implementing and monitoring this policy:

1.	Trading by Designated Individuals During Window Periods. As previously indicated, Covered Persons, and in the case of directors and executive officers their
Household Members and relevant entities (the “Designated Individuals”), may engage in a transaction involving securities of the Company only during the period each quarter beginning on the second business day after the public release of the Company’s quarterly financial data for the preceding quarter and ending on the 20th day of the last month of the quarter. The one-day waiting period before the trading window opens is intended to allow the public to evaluate and absorb the Company’s disclosures. The trading window does not, however, apply to the following transactions:

· Gifts of previously-owned Company shares. However, Company shares purchased and then given as gifts are subject to the trading window.

· Exercises of stock options, restricted stock or similar securities issued pursuant to a Company incentive plan. However, the sale of any such security obtained upon exercises is subject to the trading window.

· The regularly scheduled purchase of Company shares in a 401(k) account (e.g., as part of a previously established periodic payroll reduction

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schedule). However, increases in investment allocations relating to Company shares and transfers of investments in and out of Company shares are subject to the trading window.

· Regularly scheduled reinvestments under a Company Dividend Reinvestment Plan (but not including any additional voluntary cash contributions made under the plan).

2.      Preclearance of Trading by Designated Individuals. Also, as previously indicated, Designated Individuals must preclear with the Company’s Compliance Officer proposed trades in  securities  of  the Company, even during a permitted trading window. The Compliance Officer will be in a position to determine if there is material nonpublic information that precludes the Designated Individual from trading, even though the Company may be in a window period.

3.      Other Persons With Access to Inside Information. Under special circumstances, certain employees who are not Designated Individuals may gain access to material nonpublic information. In such cases, the Company, in its discretion, may determine that such employees also need to preclear any proposed trades with the Compliance Officer prior to any trading in securities of the Company. Such employees will be notified and will be subject to the preclearance procedure for such period of time as the Company deems appropriate.

4.      Persons Involved in Negotiations. If the Company is in the process of negotiating a significant transaction with another public company, directors, executive officers and employees with knowledge of such transaction may not trade in the securities of that public company. If a director, executive officer or employee is not certain whether it is permissible to trade in the securities of such public company, the director, executive officer or employee should contact the Compliance Officer before making any trades.

D.     Written Trading Plans

            Notwithstanding the prohibitions in this policy statement, a Designated Individual may trade while in possession of material, nonpublic information about the Company and/or outside of the specified trading windows if the trade is made pursuant to a written plan pre-cleared in advance by the Compliance Officer (a “Trading Plan”) and such Trading Plan meets all of the requirements and applicable rules and regulations promulgated by the Securities and Exchange Commission, including Rule 10b5-1 under the Securities Exchange Act of 1934, and any applicable state securities “blue sky” laws. A Trading Plan, and any subsequent modifications thereto, must be submitted to the Compliance Officer for pre-clearance and signed by the Designated Individual during a trading window and when such person is not aware of material,

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nonpublic information about the Company. In order to be pre-cleared, a Trading Plan must specify the following information:

· The amount, price and date you intend to purchase or sell Company securities;

· A written formula or algorithm for determining amounts, prices and dates to purchase or sell Company securities; or

· A provision that grants to another person outside the Company the power to make purchase and sale decisions and that does not permit you to exercise any subsequent influence over how, when or whether to effect purchases or sales of Company securities.

If you submit a plan that is pre-cleared and implemented, your trading activities must not deviate from that plan, unless your deviations are in compliance with a modification to the plan made as described above, and you may not enter into any sort of corresponding or hedging positions with respect to your holdings.

* * * * *
Please complete the certificate attached hereto as Exhibit 1 and return it to the Compliance Officer as soon as possible. If you have any questions regarding the matters discussed in this policy statement, please contact the Compliance Officer.

Effective: March 12, 2007

5

EXHIBIT 1

COMPLIANCE CERTIFICATE

     The undersigned hereby certifies that he/she has read and understands, and agrees to comply with, the Policy Statement on Insider Trading Compliance For Directors, Executive Officers and Senior Management, dated March __, 2007, a copy of which was distributed with this certificate.

_____________________________________
Date:_________________	Signature
_____________________________________
Name (Please Print)
_____________________________________
Title

1

ANNEX A

MORGANS HOTEL GROUP CO.
Supplemental Information in Relation to the Policy Statement on Insider Trading
Compliance For Directors, Executive Officers and Senior Management

This Annex A to the policy statement on insider trading compliance for directors, executive officers and senior management established by Morgans Hotel Group Co. (the “Company”) recites the most important features of the federal securities law regulating the trading activities of the Company’s directors, executive officers and other members of senior management (the “Covered Persons”), and provides additional information which is intended to supplement the policy statement. It is important that you read the policy statement, including this Annex A, carefully in its entirety and that you adhere strictly to the policies and procedures outlined in it. In the event you have any questions regarding the policy statement or this Annex A, please contact David Smail, the Company’s Executive Vice President and Chief Legal Officer (the “Compliance Officer”).

I.     ANTIFRAUD PROVISIONS

Covered Persons are subject to the antifraud provisions of the federal securities laws whenever they trade in securities of the Company. Section 10(b) of the Securities Exchange Act of 1934 (the “1934 Act”) and Rule 10b-5 under the 1934 Act are the principal antifraud provisions. Generally, these provisions prohibit persons who possess material nonpublic information and have a duty to protect it (as would directors, executive officers and other members of senior management) from misusing the information in connection with purchases or sales of securities or from “tipping” such information to others for trading purposes. The antifraud provisions also prohibit the Company from making material misstatements or omissions in disclosure documents that may relate to the purchase or sale of securities.

A.     Penalties for Insider Trading Violations

An individual found to have purchased or sold securities while in possession of material nonpublic information (also known as “inside information”), or to have tipped such information to others who used it for trading purposes, is subject to civil penalties of up to three times the trading gains or three times the losses avoided. A violator also may be subject to criminal penalties, including imprisonment for up to five years and a fine of up to $100,000 for each violation. Further, the Securities and Exchange Commission (the “SEC”) may seek court orders (i) to stop proposed illicit transactions from occurring, (ii) to seek the return of any profits gained or losses avoided from completed transactions, and (iii) to bar the person from serving as a director or executive officer of a public company.

The Company and its controlling persons also may be subject to liability if they knew or should have known of actual or likely violations of the insider trading laws by employees or other persons under their control and failed to take appropriate preventive action. Therefore, it is important that Covered Persons take appropriate steps, as represented by this policy statement, to prevent such violations.

B.     What Constitutes “Material” Information

Information is “material” for purposes of the antifraud provisions if it would be considered important to a reasonable investor in making a decision to buy, sell or hold securities. Generally, if the information could be expected to alter the market price of the securities, it is likely to be

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material, regardless of whether such information has positive or negative implications. The following is a list of information that may be considered material:

·	Financial results of the Company, including earnings or operating results;

·	Projections of earnings or other financial data;

·	Significant litigation or disputes with tenants, suppliers or contractors;

·	Gain or loss of a significant tenant, supplier or contract;

·	Acquisition, divestiture, merger or consolidation proposals or agreements;

·	Major changes in corporate structure;

·	Public offerings or private sales of debt or equity securities;

·	Stock redemption or repurchase program by the Company;

·	Significant changes in Company personnel;

·	Significant expansion or reduction of operations;

·	Significant new products, services or marketing plans;

·	Write-ups or write-downs of assets, or changes in accounting methods;

·	Actual or projected changes in industry circumstances or competitive conditions that could significantly affect the Company’s revenues, earnings, financial position or future prospects;
·	Increases or decreases in cash dividends; and

·	Stock splits or stock dividends.

The foregoing list is merely illustrative and is not exhaustive. Other types of information may be material at any particular time depending on the circumstances. In the event there is any question regarding the materiality of information, it is best to assume the information is material. The Company’s Compliance Officer is available to provide guidance on whether information may be material.

C.     Confidentiality of Material Nonpublic Information

Covered Persons who are in possession of material nonpublic information have a duty to maintain such information in confidence until it is publicly disclosed. In general, such persons should exercise extreme care at all times to avoid unauthorized or improper disclosure of such information. At a minimum, they should:

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·	Disclose confidential information to others only on a strictly need-to-know basis, and refrain from discussing such information with anyone else, including family members and friends;

·	Not discuss or openly display (including on the screens of laptop computers) confidential information in public places, such as sales meetings, trade shows, restaurants, elevators, airports and airplanes, or mention such information on mobile or cordless telephones;

·	Communicate confidential information by way of telecopy only when the recipient is able to monitor its transmittal and be available for its prompt retrieval;

·	Ensure that confidential documents being carried inside or outside the office are kept in envelopes or folders;

·	Ensure that confidential documents for delivery by overnight mail, U.S. mail or messenger are marked “Personal and Confidential — To be Opened Only by
Addressee”;

·	Ensure that laptop computers and the diskettes used in such computers are always guarded carefully against theft and are equipped with security measures to restrict access (including computer passwords); and

·	When particularly sensitive information is involved, keep such information and the related computer diskettes in a secure place and arrange for restricted access (including with computer passwords) to such information.

D.     Preparation of Disclosure Documents

The antifraud provisions also prohibit the Company from making material misstatements or omissions in disclosure documents and in public utterances by Company officials. A breach of this obligation may make the Company liable for, among other things, the losses of all persons who trade in its securities in reliance on the false or misleading disclosures. In light of the magnitude of the potential liability involved, it is essential that all public statements and press releases, as well as the reports filed by the Company with the SEC, be carefully reviewed for accuracy and completeness prior to their release.

II.     SECTION 16 REPORTING AND TRADING (applicable only to DIRECTORS and executive officers)

A.     Overview

1. Statutory Requirements

Section 16 of the 1934 Act imposes reporting requirements and trading restrictions on certain persons who are considered “insiders” of the Company. Section 16 seeks to deter these persons

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(i.e., the Company’s directors and executive officers2, as well as beneficial owners of more than ten percent of any class of the Company’s equity securities) from misusing confidential information about the Company for personal trading gain by requiring them to:

·	File public reports under Section 16(a) with the SEC and the NASDAQ Global Market (“NASDAQ”) disclosing transactions and holdings involving the Company’s equity securities;

·	Disgorge to the Company under Section 16(b) any profits realized on “short-swing transactions” (i.e., any purchase and sale, or sale and purchase, of the Company’s equity securities within a period of less than six months); and

· Refrain under Section 16(c) from engaging in short sales of the Company’s equity securities.

2. Securities Covered by Section 16

All equity securities of the Company beneficially owned by an insider are subject to Section 16. The term “equity security” includes not only the common stock and any series of preferred stock of the Company, but also any related “derivative security” (i.e., a security that is exercisable or exchangeable for, or convertible into, an equity security of the Company, or which derives its value from a Company equity security). Derivative securities covered by Section 16 include employee stock options, exchange-traded put and call options, warrants, and convertible securities.

3. Beneficial Ownership

Beneficial ownership for all purposes under Section 16, other than the determination of whether a person is a ten percent owner, is based on whether the insider has a “pecuniary interest” (i.e., an opportunity to profit) in the securities. (Beneficial ownership for purposes of determining whether a person is a ten percent owner is based on whether the person has or shares investment or voting power over the equity securities in question.) Accordingly, whether an insider must report transactions in securities, or may be liable for short-swing trading in securities, depends upon whether the insider has a pecuniary interest in those securities. To have a pecuniary interest in securities, the insider not only must have an economic interest in the securities, but also must have “investment control” over the securities. As a result, a factual determination regarding investment control must be made when an insider has an interest in a partnership, trust or other entity that holds Company securities.

     2  The term “officer” for purposes of Section 16 of the 1934 Act is defined to mean an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. If the issuer identifies a person as an “executive officer” in its SEC filings, it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16 , as are such other persons enumerated above.

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Common situations involving “indirect” beneficial ownership of securities by an insider include the following:

              Family Holdings. An insider is presumed to beneficially own securities held by his or her Household Members. “Household Member” includes all the following persons who share the director’s or executive officer’s household: a spouse, children (including adopted children, stepchildren and children away at college), and other members of the person’s immediate family (such as grandchildren, parents, stepparents, grandparents, siblings and in-laws).

              Custodial Holdings. An insider is deemed to beneficially own securities held by him or her as custodian for the benefit of an Immediate Family Member under the Uniform Gift to Minors Act. For purposes of this policy statement, “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any adoptive relationship (but not any uncle or aunt, niece or nephew, or cousin).

              Trust Holdings. Generally, attribution to an insider of the transactions and holdings of a trust can occur only if the insider has an economic interest in the securities held by the trust and has investment control over such securities. An insider who is a trustee of a trust for the benefit of Immediate Family Members, however, is deemed to have a pecuniary interest in the securities held by the trust. Therefore, an insider in these circumstances is deemed to beneficially own the securities held by the trust.

              Partnership Holdings. A general partner of a partnership is considered the beneficial owner of the securities of the person’s company held in the partnership’s investment portfolio to the extent of the greater of the partner’s capital account or interest in the profits of the partnership. A limited partner generally is deemed not to beneficially own the partnership’s portfolio securities, although the result may be different if a limited partner can control the partnership or its investment portfolio.

              Corporate Holdings. An insider who is a stockholder of another corporation which holds securities of the Company in its portfolio is deemed not to be the beneficial owner of such securities if the insider (i) is not a controlling stockholder of the other corporation and (ii) does not have or share investment control over the other corporation’s portfolio.

              Charitable Foundation Holdings. An insider generally is not considered the beneficial owner of Company securities following contribution of such Company securities to a tax-exempt private foundation (qualifying under Sections 501(c)(3) and 509(a) of the Internal Revenue Code).

B.     Reporting Under Section 16(a)

1.     Reporting Forms

Insiders of the Company are required to file three types of reports with the SEC and NASDAQ:
             Form 3.     An insider must file an initial report on Form 3 to disclose the insider’s holdings of the Company’s equity securities at the time of becoming an insider. Even if no securities were owned at that time, the insider must file a Form 3 reporting that fact. The report on Form 3 is due within ten days after becoming an insider.
            Form 4.     An insider should use Form 4 to report any transaction within two business days involving (i) a grant, exercise or conversion of a stock option or other derivative security, (ii) any acquisition or disposition of an equity security that is not exempt from the

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Section 16(a) reporting requirements and (iii) transactions under employee or director benefit plans that are not exempt. Form 4 reports are due within two business days after the transaction occurs.
             Form 5.     A report on Form 5 is due within 45 days after the end of the Company’s fiscal year to report all transactions subject to reporting that either (i) were not required to be reported earlier on Form 4 because of a specific exemption in the SEC’s rules, or (ii) were required to be reported previously but were not. No Form 5 is necessary if all transactions and holdings subject to reporting during the fiscal year have been previously reported.
The reporting requirements of Section 16(a) are extremely complex, even though the SEC has adopted a number of exemptions designed to reduce the burdens imposed by them. Among the transactions that are exempted from reporting are (i) transactions occurring before a person assumes an insider position, (ii) transactions occurring after a person ceases to be an insider that are not matchable under Section 16(b) with pre-termination transactions, (iii) changes in the form of ownership, and (iv) certain transactions under broad-based Company benefit plans. In addition, reports on Forms 4 and 5 are required to show only the holdings of the class of securities involved in the transactions being reported on the form, rather than all of the insider’s holdings.

2.     Electronic Filing

The rules of the SEC require mandatory electronic filing of all reportable transactions on EDGAR, the SEC’s electronic filing system. In order to file a report on EDGAR, each insider will need an EDGAR filing number and password from the SEC. The Company will obtain these access codes on behalf of all insiders. If any insider has already obtained a code or has a code as an insider of another public company, the insider should promptly notify the Compliance Officer.

3.     Reporting Assistance

By law, the responsibility for filing the Section 16(a) reports rests on the insider, not the Company. In the event these reports are not filed on time by an insider, the Company is required under the federal securities laws to disclose the insider’s delinquency under a prominent caption in the Company’s annual proxy statement and annual report on Form 10-K. In recognition of the complexity of the reporting requirements and the embarrassment that would result from the filing of late reports, the Company will prepare and file all reports required to be filed by its directors and executive officers. This function is performed primarily by the Company’s Compliance Officer. Attached as Exhibit 1 hereto is a power of attorney that would give Richard Szymanski and David Smail the authority to sign Forms 3, 4 and 5 on your behalf in your absence. Please sign the power of attorney and provide it to the Compliance Officer at your earliest convenience.
In order to assure that the reports for the Company’s insiders are prepared accurately and filed promptly, it is essential that the Company’s insiders adhere to the Company’s policy requiring preclearance of proposed transactions and prompt review of reports prepared on their behalf. Unless all of these procedures are followed by each insider, the Company will be unable to assure that the requisite reports are accurately prepared and timely filed.

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C.     Short-Swing Liability Under Section 16(b)

1.     Operation of the Statute

              General. Section 16(b) seeks to discourage insiders from engaging in short-swing transactions by eliminating the ability of such persons to retain a profit from these transactions. As a result, any profit realized by an insider on any purchase and sale, or sale and purchase, of the Company’s equity securities within less than six months is recoverable by the Company. Liability under Section 16(b) is strict and absolute, with no excuses allowed. Thus, it makes no difference if the insider engaged in a short-swing transaction innocently or inadvertently, or did not possess any inside information at the time of the transaction.

              Enforcement. Section 16(b) is enforced by the Company and its security holders. The majority of actions to recover profits under Section 16(b) are initiated by a few “watchdog” attorneys who review reports filed by insiders for the purpose of detecting profitable short-swing transactions. These lawyers, acting on behalf of a security holder who often possesses only a nominal interest in the Company, bring these transactions to the attention of the Company for the purpose of eventually collecting an attorney’s fee based on the amount recovered. There is a two-year time limit following the date on which the profits were realized to recover short-swing profits under Section 16(b), although the running of the two-year limit is suspended during any period that a report under Section 16(a) of a short-swing transaction is delinquent.

              Essential Elements. In order for Section 16(b) to apply, an insider must engage in both a purchase and sale within less than six months that yields a profit. It does not matter whether the purchase or sale comes first, so long as both occur during the short-swing period. The courts have construed the short-swing period of “less than six months” to commence on the date of the first leg of the short-swing transaction and end two days before the corresponding date six months later. Thus, a sale on December 20 could be matched with a purchase on the following June 18 but not with a sale on June 19.

              Computation of Profits. To maximize the deterrent effect of Section 16(b), the courts have utilized the “lowest-in, highest-out” approach to compute the profits recoverable on short-swing transactions. Under this approach, when there is a series of transactions during the short-swing period, the highest sale price is matched with the lowest purchase price during the period, then the next highest sale price is matched with the next lowest purchase price, and so forth, regardless of the order in which such transactions actually occurred. The differences are then totaled to determine the recoverable profits. Losses cannot be offset against gains under this method. As a result, it is entirely possible for an insider to have an actual loss on a series of transactions but a substantial profit payable under Section 16(b). In one case, for example, an insider suffered a net loss of $400,000 on a series of purchases and sales within a short-swing period, but was found by the court to have recoverable profits of $300,000.

2.     Exemptions

     General. There are a few exemptions from Section 16(b) in the statute, the most important of which exempts the acquisition of stock in connection with a preexisting debt. In addition, the SEC has adopted several rules that provide exemptions. These rules, among other things, exempt (i) any transaction that the Commission has exempted from the reporting requirements of Section 16(a), (ii) transactions by a ten percent owner before or after

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being a ten percent owner, (iii) transactions by a director or executive officer with the Company that satisfy the requirements of Rule 16b-3 (discussed below), and (iv) exercises and conversions of stock options and other derivative securities.

              Rule 16b-3. This rule probably is utilized more often than any other to exempt transactions from Section 16(b). It is available only to directors and executive officers who are engaging in a transaction with the Company. In addition to exempting unconditionally transactions by such persons under certain broad-based Company employee benefit plans, the rule also can exempt any acquisition from, or disposition to, the Company meeting certain conditions. These conditions are framed as alternative methods of exemption, and enable most transactions with the Company to be exempted if they are approved in advance by either the Board of Directors, a committee composed of two or more non-employee directors, or stockholders. Some acquisition transactions also can be exempted by having the insider hold the acquired securities for at least six months, or by having the Company’s stockholders ratify the transactions no later than the next annual meeting of stockholders. Certain types of employee benefit plan transactions involving intra-plan transfers or cash-distributions are exempt under the rule only if they do not occur within six months after an “opposite-way” transaction (e.g., a disposition of this nature would not be exempt if there were an acquisition of this sort within the preceding six months).

D.     Short Sales Under Section 16(c)

Section 16(c) prohibits the Company’s insiders from engaging in any short sales of the Company’s equity securities. A short sale under Section 16(c) is deemed to include any sale in which the insider (i) does not own the securities sold, or (ii) owns the securities sold, but does not deliver them against a sale within 20 days thereafter or does not within five days after the sale deposit the securities in the mails or other usual channels of transportation. Among the transactions that could possibly involve short sales under Section 16(c) are certain hedging arrangements involving put and call options. Insiders must enter into these transactions with extreme care, and should consult with the Company’s Compliance Officer, before doing so.

III.     RULE 144 SALES (applicable only to DIRECTORS and executive officers)

Rule 144 applies to two types of securities: (i) “restricted securities,” which are acquired from the issuer or an affiliate of the issuer in a transaction that is not registered under the Securities Act of 1933 (“1933 Act”), and (ii) “control securities,” which are comprised of unrestricted securities and other securities owned by an affiliate. In general, all of the Company’s directors and executive officers may be deemed to be affiliates of the Company. Accordingly, when such persons seek to sell securities to the public, they ordinarily must sell them pursuant to the provisions of Rule 144 under the 1933 Act, unless a registration statement has been filed by the Company with respect to such sales and has been declared effective by the SEC.

A.     Rule 144 Requirements

In order for restricted securities to be sold under Rule 144, they generally must satisfy the following five requirements, subject to an exception in Rule 144(k) mentioned in the next section of this policy statement. Sales of control securities that are not considered restricted securities also are subject to the same requirements, except for the holding period requirement, which is inapplicable to such sales.

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·	Current Public Information. The issuer of the securities (i.e., the Company) is required to have made available to the public current information concerning its activities. This requirement is deemed satisfied if the issuer checked the box on the cover page of its most recent periodic report filed under the 1934 Act indicating it had filed all required reports during the preceding 12 months.

·	Holding Period. A seller of restricted securities is required to have held the securities for at least one year after fully paying for them.

·	Amount Limitation. The amount of securities that can be sold under Rule 144 during any three-month period is limited to the greater of one percent of the outstanding securities of the class of securities or the average weekly trading volume of the class of securities during the four calendar weeks immediately preceding the sale.

·	Manner of Sale. The securities should be sold either in unsolicited broker’s transactions or directly to a market maker.

·	Notice of Sale. The seller must file a notice on Form 144 with the SEC at the time the order to sell is placed with a broker if more than 500 shares or securities with a value in excess of $10,000 are to be sold. This requirement applies to all sales of Company shares by directors and executive officers, including sales resulting from cashless exercises of a stock option. If requested, the Company will assist a director or executive officer in preparing Form 144 and filing it with the SEC.

B.     Rule 144(k) Unlimited Resale Provision

Notwithstanding the foregoing, a seller under Rule 144 can disregard all of the requirements of the rule, pursuant to Rule 144(k), if the seller (i) has held the restricted securities for at least two years, (ii) is not an affiliate of the issuer, and (iii) has not been an affiliate during the preceding three months. This provision generally would not be available to a person who is a director or executive officer until after the person has ceased holding such a position for at least three months.

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POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Richard Szymanski and David Smail signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Morgans Hotel Group Co. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ______day of ____________, 20__.

Name: _____________________________

August 10, 2007

Banc of America Investment Services, Inc.
40 West 57th Street, 31st Floor
New York, NY 10019
Attention: Michael R. Smith

Re:  W. Edward Scheetz Rule 10b5-1 Plan

Ladies and Gentlemen:

     By the agreement between us dated May 18, 2007 (the “agreement”), I created a plan for the sale of common stock of Morgans Hotel Group (the “Company”) under Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended. I now want to modify the agreement as specified in Section 1 below, which modifications shall become effective beginning on September 10, 2007. In consideration of the mutual promises herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the agreement is modified as specified herein. If this letter is signed by more than one person or entity other than Banc of America Investment Services, Inc. (“BAT or “you”), “you”, “I”, “me” or “my” as used herein shall mean each signatory.

1.     The Plan shall continue in effect as written, with the following modifications:

Schedule I to the agreement shall be amended and restated as set forth on the attached Amended and Restated Schedule I.

     2.      Attached hereto as Exhibit A is a copy of the Company’s Policy Statement on Insider Trading Compliance For Directors, Executive Officers and Senior Management.

     3.      In connection with your acceptance of this amendment, I represent that:

A.	I am not presently aware of any material nonpublic information about the Company or its securities;

B.	I am entering into this amendment in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other provision of any federal, state or foreign securities laws or regulations;

C.	To my knowledge, the Company’s equity securities are not currently subject to a pension fund blackout period, and I am not presently aware of the actual or approximate beginning or ending dates of any pension fund blackout period regarding ouch securities;

D.	I have been advised by BAI to consult separate counsel concerning this plan but have declined to do so. I understand the provisions of this agreement and their consequences. I am not relying on you for any legal advice.

     4. Except to the extent specifically modified herein, the agreement remains in full force and effect.

     5. This amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing is in accordance with your understanding by signing the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

/s/ W. Edward Scheetz
W. Edward Scheetz

Acknowledged:

BANC OF AMERICA INVESTMENT SERVICES, INC.

By: /s/ Michael R. Smith
Michael R. Smith
AVP, Restricted Stock Services

Acknowledged: /s/ Michael C. Brown
Michael C. Brown
Senior Wealth Advisor

Amended and Restated
SCHEDULE I

The purpose of this agreement is to acquire the maximum number of shares of Morgans Hotel Group Co., symbol MHGC, permissible each month, as described within the table below. For the purpose of clarity, the initial purchase subject to the instructions under the amended and restated Schedule I below will commence on or after September 10, 2007, or if that date is not a trading day, on the next trading day. Purchases for the subsequent months are to commence on the first trading day in each month.

Under these terms, no purchases of MHGC shares are to be made above $28.00 per share as reported by Reuters.

This agreement permits the purchase of up to 10,000 shares of MHGC during a given month. The first quantity to be purchased shall be determined on the first trading day of the month, based upon price, per the table below. This agreement allows for the purchase of additional shares during the month if the price of MHGC subsequently decreases, up to a maximum purchase of 10,000 shares per month.

Purchase Table

	Number of Shares to be	Price Per Share
Purchase Date	Purchased	Range

Commencing September 10,	3,000	Between $26.01 and $28.00
2007 through June 30, 2008,	plus
monthly, commencing on the	3,000 (6,000 total)	Between $23.51 and $26.00
first trading day of the month.	plus
	4,000 (10,000 total)	Below $23.51

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EXHIBIT A

Exhibit A

MORGANS HOTEL GROUP CO.

Policy Statement on Insider Trading Compliance For Directors, Executive Officers and
Senior Management

This policy statement sets forth policies and procedures established by Morgans Hotel Group Co. (the “Company”) to assist its directors, executive officers and other members of senior management (the “Covered Persons”) in complying with certain trading and disclosure requirements imposed by the federal securities laws. Because this area of the law is extremely complex, it is not possible within the confines of this policy statement to cover all of its aspects. Instead, this policy statement describes the policies and procedures adopted by the Company in an effort to minimize any possibility of missteps by the Covered Persons. Annex A attached hereto recites the most important features of the federal securities law regulating the trading activities of Covered Persons, and provides additional information which is intended to supplement this policy statement. It is important that you read this policy statement, including Annex A attached hereto, carefully in its entirety and that you adhere strictly to the policies and procedures outlined in it. In the event you have any questions regarding this policy statement, please contact David Smail, the Company’s Executive Vice President and Chief Legal Officer (the “Compliance Officer”).

COMPLIANCE PROGRAM

In order to facilitate compliance by the Covered Persons with applicable federal securities law requirements, the Company requests that all such persons follow the policies and procedures set forth below in this policy statement.

A.     Preclearance

Covered Persons should contact the Company’s Compliance Officer before they, and in the case of executive officers and directors, any Household Member (as defined below) or entity whose securities are attributable to them,1 engage in any proposed transaction involving securities of the Company. This will enable the Company to (i) determine whether there are any securities law restrictions or filing requirements that might apply, (ii) assist the person in complying with any such restrictions or requirements, and (iii) update the Company’s records for purposes of satisfying federal securities law disclosure requirements relating to insider transactions and holdings. For purposes of this policy statement, securities of the Company include both debt securities, which may include notes and other related instruments, and equity securities, which not only include the Company’s common stock and any series of preferred stock of the Company, but also related “derivative securities” (i.e., securities that are exercisable or exchangeable for, or convertible into, equity securities of the Company, or which derive their value from a Company equity security, such as exchange-traded put and call options). For

1 Securities held by a trust, partnership, corporation or other investment entity in which a director or executive officer has a pecuniary interest or investment control may be attributed to them.

2

purposes of this policy statement, “Household Member” includes all the following persons who share the director’s or executive officer’s household: a spouse, children (including adopted children, stepchildren and children away at college), and other members of the person’s immediate family (such as grandchildren, parents, stepparents, grandparents, siblings and in-laws).

B.     Trading Restrictions

In accordance with the federal securities laws, Covered Persons (and for executive officers and directors, their Household Members and relevant entities) of the Company may not engage in any transaction involving securities of the Company while in possession of material nonpublic information or tip such information to others for trading purposes. To minimize the possibility of violations of the insider trading laws, Covered Persons (and for executive officers and directors, their Household Members and relevant entities) may, subject to compliance with the antifraud provisions described in Section I of Annex A attached hereto engage in any transaction of securities of the Company only during the period each quarter beginning on the second business day following the release of quarterly financial data for the preceding quarter and ending on the 20th day of the last month of the quarter. The Company reserves the right to issue a “no trade” directive during any such “trading window.” Such a directive may be issued if there exists material nonpublic information that likely would cause trades by insiders to be viewed in hindsight by regulatory authorities as having been made in violation of the insider trading restrictions. (For a description of certain exceptions to the “trading window” policy, see Section C.1 below.)

C.     Trading of Securities of the Company

The Company has adopted the following policy concerning trading in securities of the Company:

NO DIRECTOR, EXECUTIVE OFFICER, MEMBER OF SENIOR MANAGEMENT OR EMPLOYEE OF THE COMPANY SHOULD PURCHASE OR SELL ANY SECURITY OF THE COMPANY IF SUCH PERSON IS IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION. The following guidelines have been adopted for the purpose of implementing and monitoring this policy:

1.     Trading by Designated Individuals During Window Periods. As previously indicated, Covered Persons, and in the case of directors and executive officers their Household Members and relevant entities (the “Designated Individuals”), may engage in a transaction involving securities of the Company only during the period each quarter beginning on the second business day after the public release of the Company’s quarterly financial data for the preceding quarter and ending on the 20th day of the last month of the quarter. The one-day waiting period before the trading window opens is intended to allow the public to evaluate and absorb the Company’s disclosures. The trading window does not, however, apply to the following transactions;

·	Gifts of previously-owned Company shares. However, Company shares purchased and then given as gifts are subject to the trading window.

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·	Exercises of stock options, restricted stock or similar securities issued pursuant to a Company incentive plan. However, the sale of any such security obtained upon exercises is subject to the trading window.

·	The regularly scheduled purchase of Company shares in a 401(k) account
(e.g., as part of a previously established periodic payroll reduction schedule).
However, increases in investment allocations relating to Company shares and transfers of investments in and out of Company shares are subject to the trading window.

·	Regularly scheduled reinvestments under a Company Dividend Reinvestment
Plan (but not including any additional voluntary cash contributions made under the plan).

2.     Preclearance of Trading by Designated Individuals. Also, as previously indicated, Designated Individuals must preclear with the Company’s Compliance Officer proposed trades in securities of the Company, even during a permitted trading window. The Compliance Officer will be in a position to determine if there is material nonpublic information that precludes the Designated Individual from trading, even though the Company may be in a window period.

3.    Other Persons With Access to Inside Information. Under special circumstances, certain employees who are not Designated Individuals may gain access to material nonpublic information. In such cases, the Company, in its discretion, may determine that such employees also need to preclear any proposed trades with the Compliance Officer prior to any trading in securities of the Company. Such employees will be notified and will be subject to the preclearance procedure for such period of time as the Company deems appropriate.

4.    Persons Involved in Negotiations. If the Company is in the process of negotiating a significant transaction with another public company, directors, executive officers and employees with knowledge of such transaction may not trade in the securities of that public company. If a director, executive officer or employee is not certain whether it is permissible to trade in the securities of such public company, the director, executive officer or employee should contact the Compliance Officer before making any trades.

D.     Written Trading Plans

     Notwithstanding the prohibitions in this policy statement, a Designated Individual may trade while in possession of material, nonpublic information about the Company and/or outside of the specified trading windows if the trade is made pursuant to a written plan pre-cleared in advance by the Compliance Officer (a “Trading Plan”) and such Trading Plan meets all of the requirements and applicable rules and regulations promulgated by the Securities and Exchange Commission, including Rule 10b5-1 under the Securities Exchange Act of 1934, and any applicable state securities “blue sky” laws. A Trading Plan, and any subsequent modifications thereto, must be submitted to the Compliance Officer for pre-clearance and signed by the Designated Individual during a trading window and when such person is not aware of material,

4

nonpublic information about the Company. In order to be pre-cleared, a Trading Plan must specify the following information:

·	The amount, price and date you intend to purchase or sell Company securities;

·	A written formula or algorithm for determining amounts, prices and dates to purchase or sell Company securities; or

·	A provision that grants to another person outside the Company the power to make purchase and sale decisions and that does not permit you to exercise any subsequent influence over how, when or whether to effect purchases or sales of Company securities.

If you submit a plan that is pre-cleared and implemented, your trading activities must not deviate from that plan, unless your deviations are in compliance with a modification to the plan made as described above, and you may not enter into any sort of corresponding or hedging positions with respect to your holdings.

*  *  *  *  *

Please complete the certificate attached hereto as Exhibit 1 and return it to the Compliance Officer as soon as possible. If you have any questions regarding the matters discussed in this policy statement, please contact the Compliance Officer.

Effective: March 12, 2007

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EXHIBIT 1

COMPLIANCE CERTIFICATE

     The undersigned hereby certifies that he/she has read and understands, and agrees to comply with, the Policy Statement on Insider Trading Compliance For Directors, Executive Officers and Senior Management, dated March ___, 2007, a copy of which was distributed with this certificate.

Date: _____________________
____________________________________
Signature
____________________________________
Name (Please Print)
____________________________________
Title

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ANNEX A

MORGANS HOTEL GROUP CO.

Supplemental Information in Relation to the Policy Statement on Insider Trading
Compliance For Directors, Executive Officers and Senior Management

This Annex A to the policy statement on insider trading compliance for directors, executive officers and senior management established by Morgans Hotel Group Co. (the “Company”) recites the most important features of the federal securities law regulating the trading activities of the Company’s directors, executive officers and other members of senior management (the “Covered Persons”), and provides additional information which is intended to supplement the policy statement. It is important that you read the policy statement, including this Annex A, carefully in its entirety and that you adhere strictly to the policies and procedures outlined in it. In the event you have any questions regarding the policy statement or this Annex A, please contact David Smail, the Company’s Executive Vice President and Chief Legal Officer (the “Compliance Officer”).

I.      ANTIFRAUD PROVISIONS

Covered Persons are subject to the antifraud provisions of the federal securities laws whenever they trade in securities of the Company. Section 10(b) of the Securities Exchange Act of 1934 (the “1934 Act”) and Rule 10b-5 under the 1934 Act are the principal antifraud provisions. Generally, these provisions prohibit persons who possess material nonpublic information and have a duty to protect it (as would directors, executive officers and other members of senior management) from misusing the information in connection with purchases or sales of securities or from “tipping” such information to others for trading purposes. The antifraud provisions also prohibit the Company from making material misstatements or omissions in disclosure documents that may relate to the purchase or sale of securities.

A.     Penalties for Insider Trading Violations

An individual found to have purchased or sold securities while in possession of material nonpublic information (also known as “inside information”), or to have tipped such information to others who used it for trading purposes, is subject to civil penalties of up to three times the trading gains or three times the losses avoided. A violator also may be subject to criminal penalties, including imprisonment for up to five years and a fine of up to $100,000 for each violation. Further, the Securities and Exchange Commission (the “SEC”) may seek court orders (i) to stop proposed illicit transactions from occurring, (ii) to seek the return of any profits gained or losses avoided from completed transactions, and (iii) to bar the person from serving as a director or executive officer of a public company.

The Company and its controlling persons also may be subject to liability if they knew or should have known of actual or likely violations of the insider trading laws by employees or other persons under their control and failed to take appropriate preventive action. Therefore, it is important that Covered Persons take appropriate steps, as represented by this policy statement, to prevent such violations.

B.     What Constitutes “Material” Information

Information is “material” for purposes of the antifraud provisions if it would be considered important to a reasonable investor in making a decision to buy, sell or hold securities. Generally, if the information could be expected to alter the market price of the securities, it is likely to be material, regardless of whether such information has positive or negative implications. The following is a list of information that may be considered material:

  Financial results of the Company, including earnings or operating results;
  Projections of earnings or other financial data;
  Significant litigation or disputes with tenants, suppliers or contractors;
  Gain or loss of a significant tenant, supplier or contract;
  Acquisition, divestiture, merger or consolidation proposals or agreements;
  Major changes in corporate structure;
  Public offerings or private sales of debt or equity securities;
  Stock redemption or repurchase program by the Company;
  Significant changes in Company personnel;
  Significant expansion or reduction of operations;
  Significant new products, services or marketing plans;
  Write-ups or write-downs of assets, or changes in accounting methods;
  Actual or projected changes in industry circumstances or competitive conditions that could significantly affect the Company’s revenues, earnings, financial position or future prospects;
  Increases or decreases in cash dividends; and
  Stock splits or stock dividends.

The foregoing list is merely illustrative and is not exhaustive. Other types of information may be material at any particular time depending on the circumstances. In the event there is any question regarding the materiality of information, it is best to assume the information is material. The Company’s Compliance Officer is available to provide guidance on whether information may be material.

C.     Confidentiality of Material Nonpublic Information

Covered Persons who are in possession of material nonpublic information have a duty to maintain such information in confidence until it is publicly disclosed. In general, such persons should exercise extreme care at all times to avoid unauthorized or improper disclosure of such information. At a minimum, they should:

  Disclose confidential information to others only on a strictly need-to-know basis, and refrain from discussing such information with anyone else, including family members and friends;
  Not discuss or openly display (including on the screens of laptop computers) confidential information in public places, such as sales meetings, trade shows, restaurants, elevators, airports and airplanes, or mention such information on mobile or cordless telephones;
  Communicate confidential information by way of telecopy only when the recipient is able to monitor its transmittal and be available for its prompt retrieval;
  Ensure that confidential documents being carried inside or outside the office are kept in envelopes or folders;
  Ensure that confidential documents for delivery by overnight mail, U.S. mail or messenger are marked “Personal and Confidential — To be Opened Only by Addressee”;
  Ensure that laptop computers and the diskettes used in such computers are always guarded carefully against theft and are equipped with security measures to restrict access (including computer passwords); and
  When particularly sensitive information is involved, keep such information and the related computer diskettes in a secure place and arrange for restricted access (including with computer passwords) to such information.

D.     Preparation of Disclosure Documents

The antifraud provisions also prohibit the Company from making material misstatements or omissions in disclosure documents and in public utterances by Company officials. A breach of this obligation may make the Company liable for, among other things, the losses of all persons who trade in its securities in reliance on the false or misleading disclosures. In light of the magnitude of the potential liability involved, it is essential that all public statements and press releases, as well as the reports filed by the Company with the SEC, be carefully reviewed for accuracy and completeness prior to their release.

II.      SECTION 16 REPORTING AND TRADING
          (applicable only to DIRECTORS and executive officers)

A.     Overview

1.     Statutory Requirements

Section 16 of the 1934 Act imposes reporting requirements and trading restrictions on certain persons who are considered “insiders” of the Company. Section 16 seeks to deter these persons (i.e., the Company’s directors and executive officers,2 as well as beneficial owners of more than ten percent of any class of the Company’s equity securities) from misusing confidential information about the Company for personal trading gain by requiring them to:

  File public reports under Section 16(a) with the SEC and the NASDAQ Global Market (“NASDAQ”) disclosing transactions and holdings involving the Company’s equity securities;
  Disgorge to the Company under Section 16(b) any profits realized on “short-swing transactions” (i.e., any purchase and sale, or sale and purchase, of the Company’s equity securities within a period of less than six months); and
  Refrain under Section 16(c) from engaging in short sales of the Company’s equity securities.

2.    Securities Covered by Section 16

All equity securities of the Company beneficially owned by an insider are subject to Section 16. The term “equity security” includes not only the common stock and any series of preferred stock of the Company, but also any related “derivative security” (i.e., a security that is exercisable or exchangeable for, or convertible into, an equity security of the Company, or which derives its value from a Company equity security). Derivative securities covered by Section 16 include employee stock options, exchange-traded put and call options, warrants, and convertible securities.

3.    Beneficial Ownership

Beneficial ownership for all purposes under Section 16, other than the determination of whether a person is a ten percent owner, is based on whether the insider has a “pecuniary interest” (i.e., an opportunity to profit) in the securities. (Beneficial ownership for purposes of determining whether a person is a ten percent owner is based on whether the person has or shares investment

2 The term “officer” for purposes of Section 16 of the 1934 Act is defined to mean an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy making functions for the issuer. Officers of the issuer’s parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. If the issuer identifies a person as an “executive officer” in its SEC filings, it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16, as are such other persons enumerated above.

or voting power over the equity securities in question.) Accordingly, whether an insider must report transactions in securities, or may be liable for short-swing trading in securities, depends upon whether the insider has a pecuniary interest in those securities. To have a pecuniary interest in securities, the insider not only must have an economic interest in the securities, but also must have “investment control” over the securities. As a result, a factual determination regarding investment control must be made when an insider has an interest in a partnership, trust or other entity that holds Company securities.

Common situations involving “indirect” beneficial ownership of securities by an insider include the following:

     Family Holdings. An insider is presumed to beneficially own securities held by his or her Household Members. “Household Member” includes all the following persons who share the director’s or executive officer’s household: a spouse, children (including adopted children, stepchildren and children away at college), and other members of the person’s immediate family (such as grandchildren, parents, stepparents, grandparents, siblings and in-laws).

     Custodial Holdings. An insider is deemed to beneficially own securities held by him or her as custodian for the benefit of an Immediate Family Member under the Uniform Gift to Minors Act. For purposes of this policy statement, “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any adoptive relationship (but not any uncle or aunt, niece or nephew, or cousin).

     Trust Holdings. Generally, attribution to an insider of the transactions and holdings of a trust can occur only if the insider has an economic interest in the securities held by the trust and has investment control over such securities. An insider who is a trustee of a trust for the benefit of Immediate Family Members, however, is deemed to have a pecuniary interest in the securities held by the trust. Therefore, an insider in these circumstances is deemed to beneficially own the securities held by the trust.

     Partnership Holdings. A general partner of a partnership is considered the beneficial owner of the securities of the person’s company held in the partnership’s investment portfolio to the extent of the greater of the partner’s capital account or interest in the profits of the partnership. A limited partner generally is deemed not to beneficially own the partnership’s portfolio securities, although the result may be different if a limited partner can control the partnership or its investment portfolio.

     Corporate Holdings. An insider who is a stockholder of another corporation which holds securities of the Company in its portfolio is deemed not to be the beneficial owner of such securities if the insider (i) is not a controlling stockholder of the other corporation and (ii) does not have or share investment control over the other corporation’s portfolio.

     Charitable Foundation Holdings. An insider generally is not considered the beneficial owner of Company securities following contribution of such Company securities to a tax-exempt private foundation (qualifying under Sections 501(c)(3) and 509(a) of the Internal Revenue Code).

B.     Reporting Under Section 16(a)

1.     Reporting Forms

Insiders of the Company are required to file three types of reports with the SEC and NASDAQ:

Form 3.    An insider must file an initial report on Form 3 to disclose the insider’s holdings of the Company’s equity securities at the time of becoming an insider. Even if no securities were owned at that time, the insider must file a Form 3 reporting that fact. The report on Form 3 is due within ten days after becoming an insider.

Form 4.    An insider should use Form 4 to report any transaction within two business days involving (i) a grant, exercise or conversion of a stock option or other derivative security, (ii) any acquisition or disposition of an equity security that is not exempt from the Section 16(a) reporting requirements and (iii) transactions under employee or director benefit plans that are not exempt. Form 4 reports are due within two business days after the transaction occurs.

Form 5.    A report on Form 5 is due within 45 days after the end of the Company’s fiscal year to report all transactions subject to reporting that either (i) were not required to be reported earlier on Form 4 because of a specific exemption in the SEC’s rules, or (ii) were required to be reported previously but were not. No Form 5 is necessary if all transactions and holdings subject to reporting during the fiscal year have been previously reported.

The reporting requirements of Section 16(a) are extremely complex, even though the SEC has adopted a number of exemptions designed to reduce the burdens imposed by them. Among the transactions that are exempted from reporting are (i) transactions occurring before a person assumes an insider position, (ii) transactions occurring after a person ceases to be an insider that are not matchable under Section 16(b) with pre-termination transactions, (iii) changes in the form of ownership, and (iv) certain transactions under broad-based Company benefit plans. In addition, reports on Forms 4 and 5 are required to show only the holdings of the class of securities involved in the transactions being reported on the form, rather than all of the insider’s holdings.

2.     Electronic Filing

The rules of the SEC require mandatory electronic filing of all reportable transactions on EDGAR, the SEC’s electronic filing system. In order to file a report on EDGAR, each insider will need an EDGAR filing number and password from the SEC. The Company will obtain these access codes on behalf of all insiders. If any insider has already obtained a code or has a code as an insider of another public company, the insider should promptly notify the Compliance Officer.

3.     Reporting Assistance

By law, the responsibility for filing the Section 16(a) reports rests on the insider, not the Company. In the event these reports are not filed on time by an insider, the Company is required under the federal securities laws to disclose the insider’s delinquency under a prominent caption in the Company’s annual proxy statement and annual report on Form 10-K. In recognition of the complexity of the reporting requirements and the embarrassment that would result from the filing of late reports, the Company will prepare and file all reports required to be filed by its directors and executive officers. This function is performed primarily by the Company’s Compliance Officer. Attached as Exhibit 1 hereto is a power of attorney that would give Richard Szymanski and David Smail the authority to sign Forms 3, 4 and 5 on your behalf in your absence. Please sign the power of attorney and provide it to the Compliance Officer at your earliest convenience.

In order to assure that the reports for the Company’s insiders are prepared accurately and filed promptly, it is essential that the Company’s insiders adhere to the Company’s policy requiring preclearance of proposed transactions and prompt review of reports prepared on their behalf. Unless all of these procedures are followed by each insider, the Company will be unable to assure that the requisite reports are accurately prepared and timely filed.

C.     Short-Swing Liability Under Section 16(b)

1.     Operation of the Statute

General.   Section 16(b) seeks to discourage insiders from engaging in short-swing transactions by eliminating the ability of such persons to retain a profit from these transactions. As a result, any profit realized by an insider on any purchase and sale, or sale and purchase, of the Company’s equity securities within less than six months is recoverable by the Company. Liability under Section 16(b) is strict and absolute, with no excuses allowed. Thus, it makes no difference if the insider engaged in a short-swing transaction innocently or inadvertently, or did not possess any inside information at the time of the transaction.

Enforcement.   Section 16(b) is enforced by the Company and its security holders. The majority of actions to recover profits under Section 16(b) are initiated by a few “watchdog” attorneys who review reports filed by insiders for the purpose of detecting profitable short-swing transactions. These lawyers, acting on behalf of a security holder who often possesses only a nominal interest in the Company, bring these transactions to the attention of the Company for the purpose of eventually collecting an attorney’s fee based on the amount recovered. There is a two-year time limit following the date on which the profits were realized to recover short-swing profits under Section 16(b), although the running of the two-year limit is suspended during any period that a report under Section 16(a) of a short-swing transaction is delinquent.

Essential Elements.   In order for Section 16(b) to apply, an insider must engage in both a purchase and sale within less than six months that yields a profit. It does not matter whether the purchase or sale comes first, so long as both occur during the short-swing period. The courts have construed the short-swing period of “less than six months” to commence on the date of the first leg of the short-swing transaction and end two days before the corresponding date six months later. Thus, a sale on December 20 could be matched with a purchase on the following June 18 but not with a sale on June 19.

Computation of Profits.   To maximize the deterrent effect of Section 16(b), the courts have utilized the “lowest-in, highest-out” approach to compute the profits recoverable on short-swing transactions. Under this approach, when there is a series of transactions during the short-swing period, the highest sale price is matched with the lowest purchase price during the period, then the next highest sale price is matched with the next lowest purchase price, and so forth, regardless of the order in which such transactions actually occurred. The differences are then totaled to determine the recoverable profits. Losses cannot be offset against gains under this method. As a result, it is entirely possible for an insider to have an actual loss on a series of transactions but a substantial profit payable under Section 16(b). In one case, for example, an insider suffered a net loss of $400,000 on a series of purchases and sales within a short-swing period, but was found by the court to have recoverable profits of $300,000.

2.     Exemptions

General.   There are a few exemptions from Section 16(b) in the statute, the most important of which exempts the acquisition of stock in connection with a preexisting debt. In addition, the SEC has adopted several rules that provide exemptions. These rules, among other things, exempt (i) any transaction that the Commission has exempted from the reporting requirements of Section 16(a), (ii) transactions by a ten percent owner before or after being a ten percent owner, (iii) transactions by a director or executive officer with the Company that satisfy the requirements of Rule 16b-3 (discussed below), and (iv) exercises and conversions of stock options and other derivative securities.

Rule 16b-3.   This rule probably is utilized more often than any other to exempt transactions from Section 16(b). It is available only to directors and executive officers who arc engaging in a transaction with the Company. In addition to exempting unconditionally transactions by such persons under certain broad-based Company employee benefit plans, the rule also can exempt any acquisition from, or disposition to, the Company meeting certain conditions. These conditions are framed as alternative methods of exemption, and enable most transactions with the Company to be exempted if they are approved in advance by either the Board of Directors, a committee composed of two or more non-employee directors, or stockholders. Some acquisition transactions also can be exempted by having the insider hold the acquired securities for at least six months, or by having the Company’s stockholders ratify the transactions no later than the next annual meeting of stockholders. Certain types of employee benefit plan transactions involving intra-plan transfers or cash-distributions are exempt under the rule only if they do not occur within six months after an “opposite-way” transaction (e.g., a disposition of this nature would not be exempt if there were an acquisition of this sort within the preceding six months).

D.     Short Sales Under Section 16(c)

Section 16(c) prohibits the Company’s insiders from engaging in any short sales of the Company’s equity securities. A short sale under Section 16(c) is deemed to include any sale in which the insider (i) does not own the securities sold, or (ii) owns the securities sold, but does not deliver them against a sale within 20 days thereafter or does not within five days after the sale deposit the securities in the mails or other usual channels of transportation. Among the transactions that could possibly involve short sales under Section 16(c) are certain hedging arrangements involving put and call options. Insiders must enter into these transactions with extreme care, and should consult with the Company’s Compliance Officer, before doing so.

III.     RULE 144 SALES (applicable only to DIRECTORS and executive officers)

Rule 144 applies to two types of securities: (i) “restricted securities,” which are acquired from the issuer or an affiliate of the issuer in a transaction that is not registered under the Securities Act of 1933 (“1933 Act”), and (ii) “control securities,” which are comprised of unrestricted securities and other securities owned by an affiliate. In general, all of the Company’s directors and executive officers may be deemed to be affiliates of the Company. Accordingly, when such persons seek to sell securities to the public, they ordinarily must sell them pursuant to the provisions of Rule 144 under the 1933 Act, unless a registration statement has been filed by the Company with respect to such sales and has been declared effective by the SEC.

A.     Rule 144 Requirements

In order for restricted securities to be sold under Rule 144, they generally must satisfy the following five requirements, subject to an exception in Rule 144(k) mentioned in the next section of this policy statement. Sales of control securities that are not considered restricted securities also are subject to the same requirements, except for the holding period requirement, which is inapplicable to such sales.

  Current Public Information. The issuer of the securities (i.e., the Company) is required to have made available to the public current information concerning its activities. This requirement is deemed satisfied if the issuer checked the box on the cover page of its most recent periodic report filed under the 1934 Act indicating it had filed all required reports during the preceding 12 months.
  Holding Period. A seller of restricted securities is required to have held the securities for at least one year after fully paying for them.
  Amount Limitation. The amount of securities that can be sold under Rule 144 during any three-month period is limited to the greater of one percent of the outstanding securities of the class of securities or the average weekly trading volume of the class of securities during the four calendar weeks immediately preceding the sale.
  Manner of Sale. The securities should be sold either in unsolicited broker’s transactions or directly to a market maker.
  Notice of Sale. The seller must file a notice on Form 144 with the SEC at the time the order to sell is placed with a broker if more than 500 shares or securities with a value in excess of $10,000 are to be sold. This requirement applies to all sales of Company shares by directors and executive officers, including sales resulting from cashless exercises of a stock option. If requested, the Company will assist a director or executive officer in preparing Form 144 and filing it with the SEC.

B.     Rule 144(k) Unlimited Resale Provision

Notwithstanding the foregoing, a seller under Rule 144 can disregard all of the requirements of the rule, pursuant to Rule 144(k), if the seller (i) has held the restricted securities for at least two years, (ii) is not an affiliate of the issuer, and (iii) has not been an affiliate during the preceding three months. This provision generally would not be available to a person who is a director or executive officer until after the person has ceased holding such a position for at least three months.

POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Richard Szymanski and David Smail signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

     (1)   execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Morgans Hotel Group Co. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

     (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of _______________, 20__.

________________________________
Name: ___________________________